UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 3, 2016 (August 3, 2016)

Monroe Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

814-00866	27-4895840
(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 6400, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(312) 258-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On August 3, 2016, Monroe Capital Corporation (the “Company”) completed the sale of an additional 465,000 shares of its common stock, par value $0.001 per share (the “Over-allotment Shares”), at a price of $15.50 per share, pursuant to the exercise by Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated, William Blair & Company, L.L.C. and Janney Montgomery Scott LLC, as representatives of the several underwriters (the “Underwriters”), of the over-allotment option provided in connection with its recently completed public offering in the Underwriting Agreement entered into by and between the Company and the Underwriters on July 20, 2016.  The Company raised an additional $6,919,200 in proceeds, net of underwriting discounts and commissions and before expenses, as a result of the sale of the Over-allotment Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONROE CAPITAL CORPORATION

By:	/s/ Aaron D. Peck
Name:	Aaron D. Peck
Title:	Chief Financial Officer

Dated: August 3, 2016